EX99-906CERT


                                  CERTIFICATION


     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Van Eck VIP Trust (comprising of Van Eck VIP Global Hard Assets Fund, Van Eck VIP Emerging Markets Fund, Van Eck VIP Unconstrained Emerging Markets Bond Fund, Van Eck VIP Multi-Manager Alternatives Fund, Van Eck VIP Global Gold Fund, and Van Eck VIP Long/Short Equity Index Fund), do hereby certify, to such officer's knowledge, that:

     The annual report on Form N-CSR of Van Eck VIP Trust for the period ending December 31, 2014 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Van Eck VIP Trust.


Dated: March 9, 2015                    /s/ Jan F. van Eck
                                        ----------------------------------------
                                        Jan F. van Eck
                                        Chief Executive Officer
                                        Van Eck VIP Trust


Dated: March 9, 2015                    /s/ John J. Crimmins
                                        ----------------------------------------
                                        John J. Crimmins
                                        Treasurer & Chief Financial Officer
                                        Van Eck VIP Trust



     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.